SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) October 16, 1999
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                                    FNB Corp.
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             (Exact Name of Registrant as Specified in its Charter)


 North Carolina                  0-13823            56-1456589
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(State or Other Jurisdiction   (Commission File     (IRS Employer
 of Incorporation)              Number)             Identification No.)


101 Sunset Avenue, Asheboro, North Carolina   27203
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(Address of Principal Executive Offices)     (Zip Code)


       Registrant's Telephone Number, Including Area Code (336) 626-8300
                                                           --------------


                                       N/A
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  Other Events

         On October 16, 1999, FNB Corp. ("FNB") and Carolina Fincorp, Inc. ("Carolina") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which FNB will acquire Carolina. The Boards of Directors of FNB and Carolina approved the Merger Agreement and the transactions contemplated thereby at separate meetings held on October 15, 1999 and October 16, 1999, respectively.

         In accordance with the terms of the Merger Agreement, a yet to be formed, wholly owned subsidiary of FNB will merge with and into Carolina (the "Merger"), and Carolina will be the surviving corporation resulting from the Merger and a wholly owned subsidiary of FNB.

         Upon consummation of the Merger, each share of common stock, no par value, of Carolina ("Carolina Stock") issued and outstanding as of the effective time of the Merger (excluding shares held by FNB or Carolina or any of their subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) shall be converted into .79 (subject to possible adjustment as described below, the "Exchange Ratio") of a share of common stock, par value $2.50, of FNB ("FNB Stock"), with cash being paid in lieu of any fractional shares. In addition, outstanding options to purchase Carolina Stock under its existing stock option plan will be assumed by FNB except that FNB Stock will be substituted for Carolina Stock on a basis that reflects the Exchange Ratio. Restricted stock that has been granted to employees of Carolina's subsidiaries under its existing management recognition plan will be converted into FNB Stock under the terms of the Merger Agreement.

         The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

         Two members of Carolina's Board of Directors will join the Board of Directors of FNB following the Merger and the other Carolina Directors will be appointed to a local advisory board of First National Bank and Trust Company, FNB's wholly owned, national bank subsidiary.

         Consummation of the Merger is subject to various conditions, including:
(i) receipt of the  approvals  of the  shareholders  of FNB and  Carolina;  (ii)
receipt of certain federal and state regulatory approvals; (iii) receipt of opinion of counsel as to the tax-free nature of the Merger; (iv) receipt of letters from the independent accountants of FNB to the effect that the Merger will qualify for pooling-of-interests accounting treatment and from the independent accountants of Carolina that such accountants are not aware of any matters relating to Carolina or its subsidiaries that would preclude the Merger from qualifying for pooling-of-interests accounting treatment; and (v) satisfaction of certain other conditions.

         Under the Merger Agreement, Carolina has the right to terminate the Merger Agreement if the Average Closing Price (as defined below) of FNB Stock
(i) is less than 0.80

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times the Starting Price (as defined below) and (ii) reflects a decline,  on the
Determination Date (as defined below), of more than 15% below a weighted index of the stock prices of a group of ten bank holding companies designated in the Merger Agreement. In the event Carolina gives notice of its intention to terminate the Merger Agreement based on this provision, FNB has the right to elect to adjust the Exchange Ratio in accordance with the terms of the Merger Agreement, which would preclude a termination of the Merger Agreement.

         For purposes of the Merger Agreement, "Average Closing Price" means the average of the daily last sales prices of FNB Stock as reported on the Nasdaq National Market System (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source as chosen by FNB) for the ten consecutive full trading days in which such shares are traded on Nasdaq ending at the close of trading on the Determination Date. "Determination Date" means the later of the dates on which both (i) all requisite consents or approvals of applicable federal and state regulatory authorities having jurisdiction over the Merger are obtained (without regard to any waiting periods) and (ii) the shareholders of both Carolina and FNB shall have approved the Merger. "Starting Price" means the last sale price per share of FNB Stock as reported on Nasdaq (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source as chosen by FNB) on October 18, 1999.

         In connection and concurrently with the execution of the Merger Agreement, Carolina and FNB entered into an option agreement pursuant to which Carolina granted to FNB an option to purchase up to 19.9% of the outstanding shares of Carolina Stock at a purchase price of $10.50 per share upon the occurrence of certain events and conditions (the "Option Agreement"). Under the terms of the Option Agreement, the total profit that FNB may realize under the option may not exceed $1.2 million.

         The Merger Agreement and the Merger will be submitted for approval at separate meetings of the shareholders of FNB and Carolina (the "Shareholders' Meetings"). Prior to the Shareholders' Meetings, FNB will file a registration statement with the Securities and Exchange Commission (the "SEC") registering the shares of FNB Stock to be issued in connection with the Merger. In connection with the Shareholders' Meetings, FNB and Carolina will prepare and file with the SEC a joint proxy statement and mail such joint proxy statement to their respective shareholders.

         A copy of the joint press release (the "Press Release") relating to the Merger is being filed as Exhibit 99.1 to this report and is incorporated herein by reference. The Press Release contains forward-looking statements, including estimates of future operating results and other forward-looking financial information for FNB and Carolina. These estimates constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, the estimates involve significant risks and uncertainties. Actual results may differ materially due to such factors as: (1) expected cost savings from the Merger not materializing within the expected time frame; (2) revenues following the Merger not meeting expectations; (3) competitive pressures among financial institutions increasing significantly; (4)

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costs or  difficulties  related to the  integration of the businesses of FNB and
Carolina being greater than expected; (5) general economic conditions being less favorable than anticipated; and (6) legislation or regulatory changes adversely affecting the business in which FNB and Carolina will engage after the Merger.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits.

                Exhibit 99.1   Text of Joint Press Release dated October 18,
                                1999 issued by FNB and Carolina



                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            FNB CORP.


Date: October 22, 1999                      By /s/Jerry A. Little
                                              -------------------
                                               Jerry A. Little
                                               Secretary and Treasurer



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                                                 INDEX TO EXHIBITS

         The following exhibit is filed as part of this report:

Exhibit No.           Description

99.1 Text of Joint Press Release dated October 18, 1999, issued by FNB Corp. and Carolina Fincorp, Inc.

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